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                                  EXHIBIT 99.2


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of AirTouch Communications, Inc.:

We have audited the consolidated statements of income, stockholder's equity, and cash flows for AirTouch Communications, Inc. and Subsidiaries (the "Company") for the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1994 financial statements of Mannesmann Mobilfunk GmbH ("MMO"), an equity investee of the Company, which statements reflect net income of $69,072,000 for the year ended December 31, 1994. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for MMO, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of their operations and their cash flows for the period ended December 31, 1994, in conformity with generally accepted accounting principles.

We have also audited the Supplementary Selected Proportionate Financial Data for the period ended December 31, 1994, presented on Page 54, certain of which data includes amounts derived from financial statements of MMO, which statements are audited by other auditors as stated above. As described on Page 55, the Supplementary Selected Proportionate Financial Data have been prepared by management to present relevant financial information that is not provided by the consolidated financial statement and is not intended to be a presentation in accordance with generally accepted accounting principles.

In our opinion, the Supplementary Selected Proportionate Financial Data referred to above presents fairly, in all material respects, the information set forth therein on the basis of accounting described on Page 55.

/s/ Coopers and Lybrand L.L.P.
San Francisco, California
March 13, 1995